Exhibit 99.1

Wells Fargo Team Member

Code of Ethics and Business Conduct

Contents

I.	Wells Fargo’s Approach	2
II.	Serve Wells Fargo’s Best Interests	2
III.	Act with Honesty, Integrity, and Trustworthiness	3
IV.	Preserve Confidentiality	5
V.	Avoid Conflicts of Interest	7
VI.	Code Administration	16
VII.	EthicsLine	19

I. Wells Fargo’s Approach

Wells Fargo* expects its team members to adhere to the highest possible standards of ethics and business conduct with customers, team members, vendors, stockholders, and the communities it serves, and to comply with all applicable laws, rules, and regulations that govern our businesses. This Code of Ethics and Business Conduct (the “Code”) sets forth Wells Fargo’s policy and standards concerning ethical conduct for all team members. Our aim is to promote an atmosphere in which ethical behavior is well recognized as a priority and practiced on a day-to-day basis.

The policy and standards are grouped under section headings that emphasize the fundamental and overriding principles that should guide our behavior: We should act in a manner that will serve the best interests of Wells Fargo; that is honest and trustworthy; that will preserve confidential information; and that will avoid conflicts of interest or the appearance of conflicts of interest.

This Code cannot provide rules to cover every circumstance. Answers to questions involving ethical considerations are often neither easy nor clear-cut. You should understand and abide by both the spirit and the letter of the policies and standards in the Code and remember that you may not do indirectly what you cannot do directly under the Code. Individuals employed in brokerage, investments or other similar positions governed by licensing requirements are subject to additional requirements which may be more restrictive due to law, regulation, or business practice. If you have a question about a particular situation or your obligations under the Code, discuss it with your supervisor or your Code Administrator. If you violate any provision of the Code or fail to cooperate fully with any inquiries or investigations, you will be subject to corrective action, which may include termination of your employment. A process for resolving issues that arise under the Code is more fully outlined in the Code Administration section (Section VI).

If you have concerns about conduct that you believe may violate the Code, laws, rules, or regulations, or about accounting, auditing, or internal accounting control matters, you should contact EthicsLine as described in Section VII. No retaliation may be taken against a team member for providing information in good faith about possible Code violations, violations of laws, rules, or regulations by others, or concerns about accounting, auditing, or internal accounting control matters.

*	Wells Fargo, as used throughout this Code, means Wells Fargo & Company and each of its subsidiaries.

II. Serve Wells Fargo’s Best Interests

Wells Fargo is committed to compliance with federal laws, rules, and regulations, as well as applicable laws, rules, and regulations of all localities, states, and countries where we do business. This includes compliance with all applicable securities laws and regulations, accounting standards, accounting controls, and audit practices.

As a team member, you are expected to support this commitment and serve Wells Fargo’s best interest by:

•	Being knowledgeable about your job,

•

Conducting all aspects of Wells Fargo’s business and community involvement in an honest, ethical, and legal manner and in accordance with federal laws, rules, and regulations and the applicable laws, rules, and regulations of all localities, states and countries where Wells Fargo does business, and

•	Complying with Wells Fargo’s policies and procedures.

Under certain circumstances, Wells Fargo’s policies or local or foreign laws and regulations may be different from the policies outlined in the Code. Generally, in those cases, you must comply with the more restrictive policies, laws, or regulations. When the applicability or interpretation of policies, laws, rules, or regulations is unclear, you must seek advice from your supervisor, your HR consultant, your Code Administrator, or the Law Department, depending on the nature of the inquiry.

This Code provides basic principles and concepts to guide us in the conduct of our business. You are expected to exercise good judgment and common sense in your decision making and your dealings with others. Commitments should be made only if they can be met realistically.

If you become aware of actual or potential problems in any area of Wells Fargo’s services or operations or in its business relationships with vendors, or in Wells Fargo’s or its representatives’ business relationships with domestic or foreign customers or officials, you should inform your supervisor or others in a position to effect solutions.

In addition, you are expected to protect Wells Fargo’s assets from theft, waste, or loss and ensure their efficient use. Wells Fargo’s assets include physical and intellectual property, such as Wells Fargo’s brand, trademarks, copyrights, trade secrets, and patents, as well as the confidential and proprietary information described under the Preserve Confidentiality section (Section IV) of this Code. While it is not Wells Fargo’s intent to claim ownership of intellectual property that is unrelated to Wells Fargo’s business, any intellectual property invented, created, designed, or conceived by a team member while employed by Wells Fargo and that may relate to any business of Wells Fargo must be disclosed to Wells Fargo and shall, at Wells Fargo’s option, become the sole property of Wells Fargo. Wells Fargo’s assets may only be used for legitimate purposes. Any improper use of Wells Fargo’s assets, whether for personal or business purposes, including the misapplication or improper use of corporate or customer funds or property or the unauthorized use or publication of intellectual property, is prohibited and may be unlawful.

If you become aware of any violations or potential violations of this Code, of applicable laws, rules, or regulations, or of accounting standards or controls, you must promptly report such activity as described in the EthicsLine section (Section VII) of this Code.

III. Act with Honesty, Integrity, and Trustworthiness

A. Overview

To preserve and foster the public’s trust and confidence, complete honesty and fairness is required in conducting internal and external business. It’s important that every Wells Fargo team member understands that the honesty, trust, and integrity essential for meeting the highest standards of corporate governance are not just the responsibility of senior management or boards of directors. We all share that responsibility. Corporate ethics is the sum total of the ethical decisions all of us make every day.

To have integrity, one must be consistently honest and trustworthy in everything one does. When you have integrity, people know you will do what you know is right. And that aligns with how we define “culture” at Wells Fargo. It’s knowing what you have to do without someone telling you to do it. It is the core of a person’s — and a company’s — reputation.

B. Company Information

Honesty and fairness require that team members provide accurate and complete information in dealings with customers and others. We will communicate with candor, and each team member will deal fairly with Wells Fargo customers, vendors, competitors, and other team members. You may never take unfair advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

Wells Fargo is committed to full, fair, accurate, timely, and understandable disclosure in public reports and documents filed with, or submitted or provided to, the Securities and Exchange Commission, regulatory authorities, stockholders, and the public. Wells Fargo & Company’s financial statements and reports must be prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial condition and results of operations of Wells Fargo.

C. Accurate Records

You are responsible for preparing and maintaining accurate records to the best of your knowledge and retaining business records in compliance with applicable regulations, law, and Wells Fargo’s record retention policies. All business transactions, including team member expense reporting, must be properly and accurately recorded in a timely manner on Wells Fargo’s books and records and in accordance with applicable accounting standards, legal requirements, and Wells Fargo’s system of internal controls. Falsification of any company or personal information you provide is prohibited.

D. Sales Incentive Programs

As part of Wells Fargo’s sales culture, the company creates various incentive programs to reward producers of new business and to obtain new business. This section provides guidance for specific situations involving incentive programs. If any business practice being followed in your area does not meet these guidelines, you should refuse to participate and should report the inappropriate behavior to EthicsLine (see Section VII).

1. Sales to Relatives and Friends

Wells Fargo recognizes that relatives and friends are one source of new business. Within these guidelines, incentive programs generally allow team members to receive credit and any related compensation for legitimate sales to, or referrals of, relatives or friends. Business units may place more restrictive guidelines on sales to relatives or friends to ensure that conflicts of interest or perceptions of conflicts of interest are avoided.

2. Inappropriate Sales

Steering a customer to an inappropriate or unnecessary product to receive sales credit harms the customer; it is an unacceptable practice that violates both the spirit and the letter of our incentive programs and this Code.

3. Gaming

Any form of “gaming” to receive compensation, to meet sales goals, or for any other reason is in direct violation of company policy and this Code. Gaming is defined as the manipulation and/or misrepresentation of sales or sales reporting in an attempt to receive compensation or to meet sales goals. Gaming issues may arise in, but are not limited to, the following categories of activities:

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Reclassification or Transfer: Reclassifying or transferring existing business should not be viewed as a true sale and is not intended to result in sales incentive, unless the reclassification or transfer:

•	Is part of a specific product program,

•	Is a general bank strategy, or

•	Has very clear customer benefit and the customer’s express agreement.

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Discounts or Customer Incentives: It is not appropriate for you to supplement standard discounts or customer incentives by substituting your own personal funds, including your commission income, in order to complete a sale or earn a higher commission by recording a cross-sell. It is inappropriate to pay a fee, such as a credit card fee, or fund a deposit account on behalf of a customer in order to complete a sale. Wells Fargo is interested in bona fide sales and provides a number of ways for our sales force to offer fee waivers or rate discounts in order to attract new business.

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Sales Referrals: Only valid sales referrals made by the team member seeking the credit may be submitted to meet sales goals or receive credit under sales incentive programs. Valid referrals typically require team members to have spoken directly with the customer about a specific product or a referral to a different business unit and to have gained the customer’s agreement for that product or referral. You are responsible for knowing the terms of the sales incentive programs applicable to your business unit, including but not limited to the rules on sales referral credit and how your business unit defines a valid referral.

E. Undue Influence

It is not appropriate for you to influence, or attempt to influence, anyone for the purpose of having them handle a transaction or process in a way that results in an improper personal benefit to you, your friends, relatives, or even to that particular team member. Such improper benefit may result from using a relationship (whether personal, social, or professional) to prevail upon another person, such as a coworker, vendor, or someone who reports to you, to do something for you that is outside the scope of standard business practice. In addition, undue influence may take the form of pressuring, intimidating, or threatening another person in an attempt to persuade him or her to take an action that is inconsistent with standard business practice.

The services of others, such as vendors, brokers, appraisers, or attorneys, should be selected on the basis of quality, price, and other factors that may be appropriate in particular cases and family relationships or friendships should never be a factor. Team members should not attempt to influence selection of a vendor based on a family relationship or friendship. Neither you, a family member, nor any entity in which you or your family member has a financial interest or by which you or your family member is employed, may supply goods or services to a business unit of Wells Fargo in which you are employed without prior approval of the transaction by your Code Administrator. You do not need prior approval when the vendor is:

•	A public company that employs a family member, or

•	A public company that may be part owned, but not controlled, by you or a family member.

With respect to engagement of professionals or consultants, a team member’s business unit may engage a professional firm (such as an accounting firm, law firm, or investment bank) that is owned in part by or employs a team member’s family member. However, such team member may not request or act to influence such engagement and must notify his or her supervisor or Code Administrator of such relationship as soon as possible.

F. Payment Verification

You are expected to check your pay voucher (online or paper) and/or direct deposit receipts for accuracy, and are required to report immediately to your supervisor any overpayment — including, but not limited to, wages, salary, payments under the Wells Fargo Short Term Disability Plan, incentive pay, bonuses, or Paid Time Off. Your supervisor will work with you to make appropriate arrangements to reimburse the company. Failure to report discrepancies or to make appropriate repayment arrangements is a violation of company policy and this Code.

IV. Preserve Confidentiality

A. Overview

Confidentiality has always been an essential part of the financial industry’s business. Wells Fargo’s customers give us private information about themselves and rightfully trust us to keep this information in confidence. Today we have technology that enables us to keep more information about customers than ever before. Recognizing this, Wells Fargo has placed special emphasis on the appropriate collection, storage, and use of customer information. Moreover, Wells Fargo has provided team members with access to computers, electronic mail, the intranet, and the internet. This access is a privilege that carries special responsibilities. This section is about your responsibility to protect confidential and proprietary information from release or misuse.

B. Confidential Information

Your role in privacy protection is critical. As a team member, you will have access to confidential information about Wells Fargo, its customers, team members, and vendors which you are obligated to protect from unauthorized disclosure. Such information is intended solely for use within Wells Fargo and is limited to those with a business need-to-know. Confidential information acquired by a team member through his or her employment must be held in the strictest confidence and, except for a business reason, must never be discussed with anyone — not even family members. Such information is to be used solely for corporate purposes and never for personal gain, and may not be used to compete with Wells Fargo.

You may not access confidential information without a business purpose. You must not disclose confidential information you have obtained in the course of your employment to any other team member unless the other team member has a business need to know the information for the performance of his or her duties on behalf of Wells

Fargo.

Wells Fargo protects the private, personal, and proprietary information of customers, vendors, and team members. Confidential customer information may not be disclosed to persons outside Wells Fargo except when its disclosure is required by law or in accordance with Wells Fargo’s privacy policies and customer agreements. In addition, Wells Fargo may have entered into a confidentiality or nondisclosure agreement to protect a third party’s confidential information and prevent unauthorized disclosure or use of that information. You must be careful to honor those agreements.

Furthermore, you must comply with additional policies maintained by applicable business units that restrict the flow of confidential information between their business unit and other Wells Fargo business units that are engaged in investment advisory or securities trading activities.

Improper release of or unauthorized access to confidential information damages our customer’s trust in Wells Fargo and can result in loss of business and even legal action. It also reflects on your ability to do your job and is a violation of company policy and this Code.

C. Proprietary Information

Information that is classified by Wells Fargo as “internal use” (limited to Wells Fargo team members, contractors, and vendors covered by a nondisclosure agreement); “confidential” (intended solely for use within Wells Fargo and limited to those with business need-to-know); and “restricted” (intended solely for restricted use within Wells Fargo and limited to those with an explicit, predetermined, and stringent need to know) is considered proprietary information; that is, information that is the property of Wells Fargo. It includes, without limitation, trade secrets and information regarding:

•	Wells Fargo’s business

•	The company’s financial performance, if it has not been publicly announced

•	Customers

•	Team members

•	Products, services, and pricing

•	Patents and other intellectual property, including inventions related to any of Wells Fargo’s businesses at the discretion of Wells Fargo

•	Systems plans and information

•	Data centers or other property information

•	Passwords and computer programs

•	Business plans

•	Marketing plans, strategies, and costs

•	Potential acquisitions and divestitures, and

•	Any nonpublic information that would be harmful to Wells Fargo if disclosed.

During the time you are a Wells Fargo team member, you must not:

•	Reveal any proprietary information about the company or its team members, customers, or vendors to anyone except properly designated team members, or

•	Use on behalf of Wells Fargo any proprietary information you have acquired at another company.

If you leave Wells Fargo, you may not:

•	Disclose or use any proprietary information in a manner that is harmful to Wells Fargo, useful to competitors, or for your own or another’s gain, or

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Keep any originals or copies (in electronic or any other form) of manuals, notebooks, drawings, notes, reports, proposals, other documents, materials, tools, or equipment or property belonging to Wells Fargo.

V. Avoid Conflicts of Interest

A. Overview

Team members must avoid conflicts of interest or the appearance of conflicts of interest in their personal and business activities. The appearance of a conflict of interest may be just as damaging to the reputation of Wells Fargo as the existence of an actual conflict of interest. A conflict of interest is a situation in which your personal interest or outside economic interest in a matter:

•	Interferes with your duties and responsibilities to Wells Fargo,

•	May be inconsistent or incompatible with your obligation to exercise your best judgment in pursuit of the interests of Wells Fargo,

•	Results in an improper benefit to you or a family member as a result of your position with Wells Fargo,

•	Encroaches on the time that you should devote to your work with Wells Fargo, or

•	Raises a reasonable question about or the appearance of such interference.

When presented with a situation involving a potential conflict of interest, you should ask: Would public disclosure of the matter embarrass Wells Fargo or lead an outside observer to believe that a conflict exists? The sections that follow provide rules and guidance for specific situations in which the possibility of a conflict of interest is present. Certain activities must be strictly avoided and others require written approval before they can be undertaken.

If a conflict or potential conflict of interest arises in circumstances not discussed under the rules that follow or if application of a rule to a set of circumstances is unclear, you should consult your supervisor or Code Administrator. In some cases it may be necessary to obtain approval or disclose the possible conflict in writing to your Code Administrator for consideration by the member of the Operating Committee for your business group or the Ethics Committee.

B. Standards for Personal Finances

As a financial institution, Wells Fargo’s business depends on public confidence in our ability to help manage the financial affairs of others. In general, your personal finances are private. However, because you represent Wells Fargo, it is important that you manage your personal finances properly and in a prudent manner.

If you are having financial difficulties, you may talk to Employee Assistance Consulting (EAC), which can provide confidential advice and referrals to community resources. If your business unit does not use EAC, please contact your HR consultant for assistance.

C. Insider Trading

Insider trading involves the purchase or sale of securities of an entity while in possession of material, nonpublic information (also called “inside information”) about the entity. Any person who purchases or sells securities while in possession of material inside information, or who communicates or “tips” such inside information to anyone else who trades securities on such information, violates this Code of Ethics and Business Conduct and may violate federal and state securities laws. Federal law imposes obligations on employers to ensure that their employees do not improperly trade securities using material inside information. If you commit an insider trading violation, you may be subject to significant civil and criminal penalties, your supervisor may possibly be subject to significant civil penalties, and you may be subject to immediate termination of employment.

In addition, you may be subject to information sharing restrictions or “firewalls” that are designed to restrict the flow of information from business units and other areas of Wells Fargo that regularly come into possession of material inside information to those business units that regularly trade in public securities, including securities of Wells Fargo’s customers and vendors. Sharing a customer’s material inside information with Wells Fargo business units that trade in public securities could require our brokers or traders to stop trading in the customer’s securities until the information becomes public. For example, if Wells Fargo receives material inside information that is adverse to a customer in connection with a loan at a time when Wells Fargo holds the customer’s stock in fiduciary accounts, Wells Fargo’s credit approvers are obligated to prevent such material inside information from being disclosed to team members who trade securities for Wells Fargo’s fiduciary accounts.

1. Material Inside Information

“Inside” or “nonpublic information” is information about a business organization that is not generally available to or known by the public. Such information is considered to be “material” if the information could reasonably be expected to affect the market price of a company’s securities or there is a likelihood that it would be considered important by an investor in making a decision to buy or sell a company’s securities (whether stock, bonds, notes, debentures, limited partnership units, or other equity or debt securities). Both positive and negative information may be material. Information should be presumed “material” if it relates to, among other things, any of the following:

•	Earnings or financial results, before publicly disclosed

•	Dividend increases or decreases

•	Changes in previously released earnings estimates

•	Significant gains or losses

•	Significant expansion or curtailment of operations

•	Significant merger, acquisition or divestiture proposals or agreements

•	Significant purchase or sale of assets

•	Significant new products, discoveries, patents or other intellectual property

•	Significant borrowing

•	Major litigation

•	New debt or equity offerings

•	Changes in debt ratings

•	Significant write-down of assets or additions to reserves for bad debts

•	Liquidity problems, or

•	Significant management changes.

2. Restrictions Against Insider Trading

You must not purchase or sell securities if you are aware of material inside information, either personally or for any account over which you have direct or indirect control. You are also prohibited from disclosing material inside information in your possession to your family members or others (i.e., “tipping”) except to those Wells Fargo team members and outside professionals who have a need to know the information in order to perform their duties on behalf of Wells Fargo. If you disclose material inside information in violation of this Code and if the person you tip trades securities while in possession of such information, both you and the person trading may be liable under federal and state securities laws.

If you have material inside information about a customer or vendor of Wells Fargo, you are responsible for ensuring that any purchase or sale of the customer’s or vendor’s securities by you or for any account over which you have direct or indirect control is in compliance with the “Insider Trading” and “Personal Trading and Investment” provisions of this Code. Questions regarding whether information is “inside information” or “material” should be referred to your supervisor, your Code Administrator, or to the Corporate Secretary of Wells Fargo & Company.

3. Purchases and Sales of Securities Issued By Wells Fargo

You may not purchase or sell securities issued by Wells Fargo & Company if you have material inside information about Wells Fargo & Company. Any team member who has a question regarding whether information about Wells Fargo & Company may be deemed to be “material inside information” should call the Corporate Secretary of Wells Fargo & Company. Executive officers of Wells Fargo & Company and those in other positions expressly identified by the General Counsel of Wells Fargo & Company must obtain prior approval from the General Counsel or the Corporate Secretary for all purchases and sales of securities issued by Wells Fargo & Company, including transfers into or out of a Wells Fargo stock fund in an employee benefit plan. See section D.2. below regarding the general prohibition on engaging in derivative and hedging transactions in securities issued by Wells Fargo & Company.

D. Personal Trading and Investment

It is important that investments by team members for their personal accounts or accounts over which they have direct or indirect control do not involve — or do not appear to involve — conflicts of interest. Team members must avoid or disclose certain types of personal investments. For example, a team member may not:

•	Purchase or sell shares of a company, including Wells Fargo & Company, if he or she has material inside information (see “Insider Trading” section), or

•	Deal in a new issue of securities on terms that are in any way different from terms available to the general public.

1. Investment in a Wells Fargo Customer or Vendor

A team member who directly or indirectly holds an investment in or an option to acquire an interest in securities (such as stock, bonds, notes, debentures, interests in limited partnerships, or other equity or debt securities), or makes a loan to, or guarantees an obligation of a customer or vendor may have a conflict of interest when representing Wells Fargo with respect to the customer or vendor. For this reason, team members and any family member residing with them must not invest in a customer or vendor of Wells Fargo unless they do not have material inside information about the customer or vendor, and:

•	The team member has no involvement in the approval or the management of business transactions between the customer or vendor and Wells Fargo, or

•

The securities of the customer or vendor are publicly traded on a national securities exchange and the team member does not participate in decisions involving credit or other business transactions with Wells Fargo that may be significant to the customer or vendor, or

•	The investment opportunity is sponsored by Wells Fargo as a part of a team member co-invest program that has been approved by the Ethics Committee.

Under the following circumstances, you are required to obtain approval from your Code Administrator before you or a family member who resides with you invests in any business entity with which Wells Fargo has a business relationship:

•	If the investment creates, or gives the appearance of creating, a conflict of interest because of size, value, or other reason, or

•	If the investment is arranged, sponsored, or participated in by a customer or a director of Wells Fargo & Company and is not made available generally to the public on substantially the same terms.

If you or a family member who resides with you own an investment or an option to acquire an interest in, have loaned money to, or have guaranteed the obligations of an entity that later becomes a customer or vendor of Wells Fargo and, in turn, that investment is brought under this rule, you must notify your Code Administrator as soon as practical and act at his or her direction to prevent or resolve any conflict of interest.

2. Derivative and Hedging Transactions in Securities Issued by Wells Fargo

You may not invest or engage in derivative or hedging transactions involving securities issued by Wells Fargo & Company, including but not limited to options contracts (other than employee stock options), puts, calls, short sales, futures contracts, or other similar transactions regardless of whether you have material inside information.

Individuals employed in the brokerage, investment banking, investment research, advisory and trust or investment management units of Wells Fargo and senior officers of Wells Fargo who make or supervise fiduciary investment decisions are subject to additional requirements and restrictions.

E. Financial Services

Although many of Wells Fargo’s financial services are provided to team members at no cost or favorable rates, team members are expected to properly manage the use of those services. Misuse of Wells Fargo services will result in the same penalties or restrictions that apply to customers. For example, if you repeatedly issue checks for more than the collected funds balance in your checking account, your checking account will be closed.

Wells Fargo prohibits improper transactions by team members, such as but not limited to kiting, writing worthless personal checks, and conducting fraudulent or worthless electronic transactions (such as making false ATM deposits to receive immediate cash). An example of kiting is floating funds between two or more different accounts to cover withdrawals, or making transactions against funds that are not available.

Wells Fargo reserves the right to review all team member accounts at any Wells Fargo bank or any other subsidiaries or affiliates for unusual activity, both regularly and during investigations.

F. Transactions with Wells Fargo

Wells Fargo maintains an extensive system of internal controls in order to provide reasonable assurance that assets are safeguarded and all transactions are properly recorded.

1. Personal Transactions

You must transact all personal financial business with Wells Fargo following the same procedures that are used by customers and from the customer side of the window or desk, unless specific team member procedures apply or you are a full service registered representative subject to the exception described below. You are not allowed to handle or approve your own transactions, or transactions on accounts over which you have any ownership interest, control, or signing authority. This includes transactions for a business if the team member owns that business. These transactions must be handled by personnel other than the team member for whom the transaction is conducted. Any team member found transacting personal business for both him or herself and Wells Fargo will be assumed to be in violation of the Code and internal operating policy and procedures.

Monetary and nonmonetary transactions must be processed by another team member. This includes, but is not limited to, the following transactions:

•	Loans or any form of credit extension

•	Checks and withdrawals

•	Deposits

•	Changes of address

•	Increasing ATM card limits, or

•	Changing overdraft (OD) limit codes.

If your transaction requires approval, the approval must come from the next higher level of authority. You may not request approval of personal transactions by a coworker or by anyone you directly or indirectly supervise.

A team member who is a full service registered representative and whose job responsibilities authorize him or her to recommend, solicit, and place orders to buy or sell securities is permitted under the Code to place orders for his or her own brokerage account and the brokerage accounts of family members from whom the team member has written authorization to place such orders and on whose accounts the team member is listed as the broker of record. Such transactions are subject to all fees and commissions as provided in the applicable fee schedule. A business unit may, in its discretion, limit or deny this authorization for a team member or group of team members to place orders in their own brokerage accounts or brokerage accounts of family members.

You may not directly or indirectly (including through family members) purchase real or personal property that has been repossessed or foreclosed upon by Wells Fargo, or is being marketed or sold at Wells Fargo’s direction as servicer of a loan. For real estate transactions, most of these properties are listed on pasreo.com, and you should check with your agent to determine who the seller is, or whether the agent works for Premiere Asset Services, which is a trade name used by Wells Fargo Bank, N.A.

This property purchase restriction includes property where the sale is contingent upon Wells Fargo’s approval as a result of its servicing of a loan secured by the property. This means a team member may not purchase a property where Wells Fargo is the servicer of a loan secured by that property and Wells Fargo is not receiving a full payoff, which is often referred to as a “short sale.”

2. Overdrafts, Fees, Service Charges, and Rate Concessions

You may not approve overdrafts or reverse or waive fees or service charges for:

•	Your own accounts,

•	Accounts in which you have an interest,

•	Accounts of family members, other relatives, and close friends,

•	Accounts of members of your household, including roommates and other unrelated individuals, or

•	Accounts of companies controlled by you, your family members, other relatives, and close friends.

In addition, the decision to pay or waive charges for your own overdraft must not be made by any team member in a position in which you could exert either purposeful or inadvertent pressure on that team member to pay an overdraft or waive or reduce charges merely because of your job relationship.

The fact that a team member is a treasurer or officer of a corporation, municipality, county, political fund, nonprofit corporation, or escrow trustee fund does not warrant or justify rate concessions for personal borrowing or fee waivers on other forms of business which are not available to similarly situated customers.

3. Account Relationships

Without approval from your Code Administrator, you may not act as cotenant, cosign on a deposit account, or act as a cotenant or deputy for a safe deposit renter, unless the account relationship belongs to:

•	A nonprofit organization of which you are an officer or director, or

•	A family member or other person when it is clear that a personal or family relationship, and not the company’s business, is the basis for the cotenancy or cosignature.

Before approval will be considered, your supervisor (or another officer with higher authority) must privately contact the customer on whose account you will become a cotenant or cosigner. The customer must acknowledge, in writing, that the arrangement is being made with his or her own free will and consent.

G. Borrowing, Lending, and Other Credit Transactions

Except for normal credit extended by merchants to cover purchases of goods or services, you must not borrow from any customer or vendor of Wells Fargo, even at the customer’s suggestion, unless the customer is a family member or other relative or a recognized lending institution, and the terms are comparable to the terms the institution offers to other borrowers.

You must not lend personal funds to, cosign, endorse, guarantee, or otherwise assume responsibility for the borrowings of any customer or vendor of Wells Fargo unless the customer or vendor is a family member, other relative, or close personal friend and the personal or family relationship, and not the company’s business, is the basis for the transaction.

If a customer has funds to invest, you may not propose that the customer lend the funds to you or otherwise offer investment advice unless authorized to do so.

A team member in a direct or indirect reporting relationship (the immediate supervisor or any manager who is above the supervisor in the chain of reporting relationships, or who has significant influence over the team member even if in a different business unit) must not lend money to or borrow money from another Wells Fargo team member in that reporting relationship. You may make an occasional loan of nominal value (such as for lunch) to another team member so long as no interest is charged.

Extensions of credit from almost all of the company’s bank subsidiaries to executive officers, directors, their related interests and other insiders as identified in Regulation O are subject to various restrictions, and may be required to be approved by or reported to the lending bank’s board of directors.

You may not accept or solicit for yourself any type of payment from a customer or other individual or entity for obtaining or trying to obtain a loan from the bank.

You may not approve credit, purchases, or other agreements for Wells Fargo if you, a family member, or other relative has a personal or financial interest in the individual or organization seeking credit or other agreements from Wells Fargo.

H. Business Expenses

Unless otherwise approved by the Audit and Examination Committee of the Board of Directors of Wells Fargo & Company, you may not approve your own expenses or request approval of those expenses by anyone who reports directly or indirectly to you. Approval of expenses must be obtained in accordance with the policies of your business unit and from the next highest authority in your business unit.

I. Handling Business Opportunities

1. Corporate Opportunities

You may not take advantage of opportunities that rightly belong to Wells Fargo. For example, you may not:

•	Take for yourself personally opportunities that are discovered through the use of company property, information, or position,

•	Divert business from Wells Fargo, or

•

Personally receive a commission or fee for a transaction you have conducted for Wells Fargo other than compensation, commissions, or incentives paid by Wells Fargo or paid or earned through a Wells Fargo approved program.

2. Referrals

You may not refer a customer whose credit application was denied by Wells Fargo to a third-party credit source in return for a commission, nor may you offer to advance credit to the customer on your own (for instance, offering to provide a personally financed second mortgage). In this instance, team members should provide the customer with a list of several reputable alternate credit sources, without indicating a preference, unless the team member’s business unit participates in a Wells Fargo-sponsored internal referral program.

J. Advice to Customers

Wells Fargo’s ability to offer many services is either prohibited or strictly limited by government regulation. If you are asked to recommend professional services that are not provided through Wells Fargo’s own referral sources, for instance, if asked for advice about real estate agents or attorneys, you may provide a list of several qualifying sources without indicating favoritism or making a specific recommendation.

K. Guidelines for Activities Outside the Company

You are expected to devote full time to Wells Fargo’s interests during regular working hours and during any additional time that is required. While Wells Fargo recognizes that involvement in civic and political activities is beneficial to your personal growth and influence within your community and profession, as well as to Wells Fargo, participation in outside activities must not adversely affect your performance of your duties for Wells Fargo. Outside activities that compete with Wells Fargo’s business or present a conflict or potential conflict of interest are not permitted.

Participation in an outside business or other outside activity involves responsibilities and risks of which you need to be aware and need to be willing to assume. Approval shall not imply that you are serving at the direction or request of Wells Fargo.

1. Outside Business and Employment Activities

With the exception of a sole proprietorship, family-owned small business, or ownership of less than a 10% interest in a privately held business as described below, you may not accept a position as a director, trustee, officer, manager, or general partner or own 10% or more of any outside business organized for profit without obtaining approval of a member of the Operating Committee for your business group or the Ethics Committee. Service as a director means serving as a member of a board of directors, board of managers or a board of trustees. It does not include serving on an advisory board. If approval is granted, it will be contingent on the following factors:

•	You have no involvement on behalf of Wells Fargo in the approval or management of credit, purchases, or other business transactions with the for-profit business;

•	It is at all times made clear that you are not serving at the direction or request of Wells Fargo; and

•	You understand the challenges and risks of the outside position and are alert for actual or potential conflicts of interest.

Approval to serve as a director of a publicly held corporation must be obtained from the Chief Executive Officer of Wells Fargo & Company.

You may have other employment, act as a sole proprietor, be involved in a family-owned small business, or own less than a 10% interest in a privately held business without prior approval as long as the outside employment or business does not involve an activity or business that competes with Wells Fargo, cause an actual or potential conflict of interest or otherwise negatively affect your duties and responsibilities to Wells Fargo. Any team member who desires to accept competing or conflicting outside employment must request an exception to the Code.

Any approval of these outside business and employment activities as required by the Code must be in writing by the member of the Operating Committee for your business group or the Ethics Committee. If you receive approval to participate in outside business or employment activities, your participation must be redisclosed and reapproved at any time there is a change in relevant facts upon which the original approval was granted.

Team members with securities licenses and team members who are associated with a broker-dealer must comply with outside activities reporting requirements. Additional policies and procedures may apply to such team members.

Competing or conflicting outside employment or business activities includes any position or activity that:

•	Competes with a service or business provided by Wells Fargo including, but not limited to, working for a:

•	Bank

•	Mortgage company

•	Savings and loan association

•	Credit union

•	Trust company

•	Insurance agency

•	Broker/dealer, or

•	Financial services company

•	Requires activities or services to be performed during regular Wells Fargo working hours (e.g., receiving phone calls, preparing reports) or uses Wells Fargo equipment or supplies,

•	Involves information developed for or proprietary to Wells Fargo,

•	Includes providing services to the general public where the knowledge of the individual’s employment with Wells Fargo may influence customers,

•	Compensates you for serving as an “expert witness” in a legal proceeding,

•	Involves preparation, audit or certification of statements or documents Wells Fargo may rely on to make lending or other decisions, or

•	Is with a company that is a customer of Wells Fargo, if you have signing authority or some other level of control or authority over any of the deposit or credit accounts maintained at Wells Fargo.

Some other outside employment or business activity, while generally discouraged, may be permitted under limited circumstances with advance approval under Section VI. Such employment or business may include:

•	Employment or business involving the preparation of tax returns

•	Employment or business involving investment or legal advice

•	Activity as a real estate salesperson, broker, agent, or contractor, or

•	Any permissible outside business activity with a Wells Fargo team member with whom you have a close business relationship at Wells Fargo, including:

•	Supervision

•	Processing, reviewing, or auditing of work, or

•	Frequent exchanges of information, advice, or services.

2. Civic Activities

Your participation in religious, community, professional, or charitable organizations is encouraged. Approval is not required to participate in or accept appointment as a trustee, director, or officer of a nonprofit organization unless there is a lending relationship or some other potential conflict of interest between the organization and Wells Fargo. Participation shall not imply that you are serving at the direction or request of Wells Fargo.

3. Political Activities

You are encouraged to participate in political activities on your own time and in accordance with your individual desires and political preferences. However, it must be clear at all times that your participation is done as an individual and not as a representative of Wells Fargo. Before you become a candidate for or appointee to a public office you must notify your supervisor and your Code Administrator.

4. Fiduciary Activities

You must not accept appointment as an executor, administrator, guardian, trustee, or any similar fiduciary capacity unless the appointment is based on a family or obvious close personal relationship and it is clear that the relationship, not your position with Wells Fargo, is the basis for the appointment and the relationship did not arise out of the business of Wells Fargo. Requests for exceptions to this policy must be approved in writing by a member of the Operating Committee. Approval of an exception to this policy shall not imply that you are serving at the direction or request of Wells Fargo.

5. Wills, Trusts, and Estates

You may witness or notarize a customer’s will only if the customer’s attorney is present. You may not knowingly be named in and may not accept an inheritance under a will or other instrument from a customer, unless the customer is a family member or other relative. Exceptions to this rule must be approved in writing by a member of the Operating Committee.

L. Gifts and Activities with Customers or Vendors

You and your family members must not accept gifts from or participate in activities with (including services, discounts, entertainment, travel, or promotional materials) an actual or potential customer or vendor or from business or professional people to whom you do or may refer business unless the gift or activity was in accordance with accepted, lawful business practices, and is of sufficiently limited value that no possible inference can be drawn that the gift or activity could influence you in the performance of your duties for Wells Fargo. It is unlawful for you to corruptly seek or accept anything of value from any person, intending to be influenced or rewarded in connection with any business or transaction of Wells Fargo. This rule applies to all team members, including but not limited to those involved in recommending or making decisions related to:

•	Pricing of products sold by the company

•	Extension of credit, or

•	Purchase of goods or services from outside vendors.

1. Money

Money (cash, check, money order, electronic funds, Visa or similar gift cards, or any type of gift that can be exchanged for or deposited as cash) must never be accepted or given.

2. Giving Gifts

Team members who wish to give gifts to vendors, customers or officials, or who are asked to authorize such gifts, must follow standard expense mauthorization procedures.

Gifts valued at more than $200 to a current or potential customer within any calendar year must be approved, in writing, by your Code Administrator.

Gifts of tickets to sporting or other entertainment events to current or potential customers and guests with an aggregate value of more than $300 per customer or vendor per year must be approved, in writing, by your Code Administrator.

Team members who wish to give personal gifts to other team members must follow the general guideline that the gift be made in accordance with accepted business practices and is of sufficiently limited value that the gift could not influence the giver or the receiver in the performance of their duties for Wells Fargo, nor create actual or perceived pressure to reciprocate.

3. Accepting Gifts

Unless approved, in writing, by your Code Administrator, you may not accept gifts, gift cards, or gift certificates worth more than $200 from a current or potential customer, vendor, or their agent within any calendar year. However, the following items are not subject to the $200 limit:

•	Gifts based on obvious family or personal relationships when it is clear that the relationship, and not the company’s business, is the basis for the gift,

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Discounts or rebates on merchandise or services from an actual or potential customer or vendor if they are comparable to and do not exceed the discount or rebate generally given by the customer or vendor to others,

•	Awards from civic, charitable, educational, or religious organizations for recognition of service and accomplishment, or

•

Gifts of tickets to sporting or other entertainment events, provided the aggregate value to you and your guests is not more than $300 per customer or vendor per year, unless approved in writing by your Code Administrator.

4. Activities with Customers or Vendors

Activities with existing or potential customers or vendors that are paid for by them (including meals, winning door prizes, sporting events, and other entertainment, as well as trips to customer and vendor sites, exhibits and other activities) may be accepted only if the activity is a customary, accepted and lawful business practice and is of sufficiently limited value that no possible inference can be drawn that participating in the activity could influence you in the performance of your duties for Wells Fargo.

If you have any doubt about the propriety of participating in an activity offered by a customer or a vendor, you should consult with your supervisor and Code Administrator before accepting the offer. If the activity includes travel paid for by a customer or vendor, you must obtain management approval before accepting the trip.

Wells Fargo business opportunities may never be offered, either directly or by suggestion, to any customer, vendor, or other business contact in exchange for their charitable donation or participation in a charity event. A customer’s or vendor’s choice to participate (or not to participate) in a charity event or donation drive can have no effect, positive or negative, on the business relationship with Wells Fargo.

M. Dealings with Government Officials

Team members must comply with U.S. law, including the U.S. Foreign Corrupt Practices Act, and the laws of foreign countries when dealing with domestic and foreign government officials. Under no circumstances may you pay or offer anything of value, directly or indirectly, to a government official, including foreign officials, political parties and party officials and candidates for the purpose of improperly influencing an official act or decision, securing an improper advantage, or assisting in obtaining or retaining business or directing business to anyone. In countries in which there is government involvement in business enterprises, such officials may include employees and managers of local enterprises.

VI. Code Administration

A. Applicability

The provisions of this Code of Ethics and Business Conduct apply to all team members, including executive officers and senior financial officers, of Wells Fargo & Company and its subsidiaries, regardless of whether the team member is classified as regular, part-time, or flexible. For purposes of this Code, Wells Fargo & Company’s subsidiaries generally include each entity in which Wells Fargo & Company directly or indirectly owns more than 50% of the voting interests or has the ability to control its policies.

B. Team Member Responsibilities

As a Wells Fargo team member, you have the following obligations under the Code:

•	To read and comply with the Code

•	To participate in Code training upon hire and annual Code certification

•	To ensure that any required disclosures are made and approvals or exceptions are obtained through the process outlined in this section

•	To report conflicts of interest or violations of the Code to your Code Administrator or by contacting EthicsLine (see “EthicsLine” below)

•	To help ensure that Wells Fargo complies with all applicable laws, rules, and regulations

•

To report illegal or unethical activities in the workplace by contacting EthicsLine so that the issue can be addressed promptly (The EthicsLine is confidential and your call or web report will remain anonymous if you desire)

•	Upon Wells Fargo’s request, to confirm in writing that you have received and read a copy of the Code and that you are in compliance with its provisions.

You will be assigned a Code Administrator. Any discussions between you and a Code Administrator about possible violation of the Code will be treated as confidential to the extent permitted by law. No retaliation may be taken against a team member as a result of a good faith report of a possible Code violation by others.

If you violate any provision of the Code or fail to cooperate fully with any inquiries or investigations, you will be subject to corrective action, which may include termination of your employment.

C. Manager and Senior Leader Responsibilities

As a Wells Fargo manager or senior leader, you are additionally accountable for the following:

•	To be thoroughly familiar with the requirements of and the procedures established by the Code and exemplify the highest standards of ethical behavior

•	To ensure that team members understand that business results are never more important than ethical conduct and compliance with applicable law and Wells Fargo’s policies

•	To ingrain the principles of the Code and compliance with applicable laws, regulations, and Wells Fargo’s policies into your business unit’s practices

•	To create a culture where team members feel comfortable asking questions and raising ethical concerns without fear of retaliation

•	To contact your manager or Code Administrator, Human Resources or Employee Relations when you have questions or need assistance with interpretation or application of the Code.

D. Code Administration Responsibilities

1. Oversight

The members of the Ethics Committee are appointed by the Chief Executive Officer of Wells Fargo & Company. The Ethics Committee is responsible for the content of the Code and overseeing the policy and interpretation of the Code.

2. Code Administrator Assignments

Each member of the Operating Committee is responsible for Code administration for all team members in the business groups reporting to him or her. Operating Committee members should delegate ongoing Code administration to their direct report managers. Business group managers reporting to the Operating Committee may delegate Code administration responsibility two or three reporting levels beneath them in their reporting chain, provided that the appointed Code Administrator has a broad perspective of the business, awareness of the ethics-related issues typical to the business unit, and is able to exercise independent judgment when faced with an ethics question or a request for approval under the Code. Further delegation of administration responsibilities by designated Code Administrators may be done only with the written approval of the Operating Committee member. A copy of the Code Administrator assignments will be kept on file by each member of the Operating Committee and will be centrally maintained by Corporate Human Resources.

3. Code Training

New team members must participate in an online Code training course or, if applicable, in Code orientation using an approved alternative delivery method at the time of hire or as soon as possible thereafter. Team members of newly acquired businesses must participate in Code orientation within 90 days after the acquisition, unless a date specific extension is approved by a member of the Operating Committee.

•

Code Certification: Annually, each team member must complete a Code certification by participating in an online course or, if applicable, in Code certification using an approved alternative delivery method.

•

Management Responsibilities: Each business group is responsible for ensuring completion of Code orientation and annual Code certification. In addition, management should augment the online training with discussions in their work teams or through periodic communication reminders to clarify the applicability of the provisions of the Code in the context of their business specific risk environment.

4. Code Administrator Duties

•

Annual Certification: Annually, each member of the Operating Committee must send a letter to the Code Administrators reporting directly or indirectly to him or her outlining their responsibilities to ensure the Code administration process is in place and functioning on an ongoing basis.

•	Review and Act on Disclosures and Requests for Approval: See section E.1. below.

•

Respond to Questions and Other Matters Related to the Code: Code Administrators should maintain files (whether electronic or paper) documenting consultations and inquiries about Code issues to help ensure consistency in how matters are addressed for the business group.

•	Recordkeeping: All disclosures, requests for approval or consent, requests for exceptions, and other Code documentation must be retained in the Official Personnel File of the team member.

•

Resources: In any situation where the applicability of the Code is unclear, Code Administrators should seek partnership as needed with higher level Code Administrator(s), Human Resources, Employee Relations, the Law Department, and/or their business group Compliance & Operational Risk Manager to ensure consistent interpretation and application of the Code.

E. Process for Disclosures, Approvals, and Exceptions

1. Disclosures and Requests for Approval

If a provision of the Code requires that a team member make a disclosure or request for approval or consent, the team member must set forth in writing all relevant facts and submit the disclosure or request to his or her Code Administrator. On each disclosure or request submitted, the Code Administrator must note his or her approval or disapproval of the activities disclosed, any comments or reasons, and the date filed. A copy of each disclosure or request, noting the approval or disapproval by the Code Administrator, shall be returned to the team member and a copy, with the team member’s Employee ID included, forwarded to Employee Records for placement in the team member’s Official Personnel File.

Approvals under the Code for members of the Operating Committee must be obtained from the Chief Executive Officer of Wells Fargo & Company. Approvals under the Code for the Chief Executive Officer of Wells Fargo & Company must be approved by the Chair of the Audit and Examination Committee of the Board of Directors of Wells Fargo & Company.

Once a disclosure or request is approved, if any relevant facts change, the team member must immediately provide the Code Administrator with a written amendment to the disclosure or request for approval or consent.

2. Exceptions

Unless otherwise indicated in the Code, exceptions to the Code can be approved only by the member of the Operating Committee for the business group or by the Ethics Committee.

If, for compelling reasons, a team member believes an exception to a provision of the Code for a specific situation is warranted, the team member must submit a request for exception to his or her Code Administrator with a copy to the member of the Operating Committee for the business group. The request for exception must set forth all relevant facts. The Code Administrator will review all of the facts and forward a proposed recommendation in writing to the Operating Committee member. The team member and his or her Code Administrator will be notified in writing of the decision of the Operating Committee member.

Once an exception is approved, if any relevant facts change, the team member must immediately provide the Code Administrator with a written amendment to the exception request.

3. Ethics Committee Review

If a disclosure, request for approval, or exception request arises that is not discussed in the Code, or if application of the rule to a set of circumstances is unclear or has broad policy implications, the Code Administrator or member of the Operating Committee who initially received the request or disclosure may forward the documentation to the Corporate Secretary, c/o Wells Fargo Law Department, for referral to and resolution by the Ethics Committee. The Corporate Secretary or the Ethics Committee will notify the Code Administrator and the Operating Committee member of the Committee’s decision. A copy of each disclosure or request, noting the approval or disapproval by the Ethics Committee, must be returned to the team member and a copy, with the team member’s Employee ID included, forwarded to Employee Records for placement in the team member’s Official Personnel File.

4. Executive Officer Exceptions

Exceptions to the Code for the Chief Executive Officer and other executive officers of Wells Fargo & Company must be approved by the Audit and Examination Committee of the Board of Directors of Wells Fargo & Company and, if approved, will be promptly disclosed to Wells Fargo stockholders in accordance with legal and regulatory requirements.

F. Recordkeeping

Code Administrators are responsible for all Code-related recordkeeping. All disclosures, requests for approval or consent, requests for exceptions, and other Code documentation must be retained in the Official Personnel File of the team member.

G. Compliance

Wells Fargo Audit & Security is responsible for evaluating compliance with the administration procedures of the Code on an ongoing basis as part of regularly scheduled audits. The Chief Auditor reports the results of administrative compliance reviews to the Audit and Examination Committee of the Wells Fargo & Company Board of Directors.

VII. EthicsLine

It is the responsibility of all team members to raise concerns about behavior that may violate the Code or any laws, rules, or regulations. Wells Fargo has established an EthicsLine for team members to call or access online to report such violations. The Audit and Examination Committee of the Wells Fargo & Company Board of Directors will oversee the investigation of concerns raised about accounting, internal accounting controls, and auditing matters.

All contact with EthicsLine will be treated as confidential to the extent permitted by law. No retaliation may be taken against a team member for providing information in good faith about possible Code violations or violations of laws, rules, or regulations by others.

You may choose to use EthicsLine anonymously. Since the assigned investigator may need some additional information about the situation, you will be assigned a report number and asked to call EthicsLine back with that report number on a set date to answer any additional questions. If you’re contacted regarding your EthicsLine call or web report, or any other ethics-related issue, give the investigator any additional information that you have.

Under some circumstances, federal regulations may require Wells Fargo to report activity that it suspects may violate certain criminal laws. These regulations also require Wells Fargo to report certain types of suspicious activity. This includes conduct or activity by customers or by team members relating to Wells Fargo.

The EthicsLine should not be used to report human resources-related matters or any criminal activity that is unrelated to Wells Fargo.